Exhibit 99.1


U.S. Physical Therapy Announces First Quarter 2004 Results

    HOUSTON--(BUSINESS WIRE)--April 29, 2004--U.S. Physical Therapy, Inc. (NasdaqNM:USPH), a national operator of physical and occupational therapy outpatient clinics, today reported results for the first quarter ended March 31, 2004.

    First Quarter 2004 compared to First Quarter 2003

    -- Net revenues rose 13.2 percent to $28.3 million, from $25.0 million, due to a 9 percent increase in patient visits to 290,000 from 266,000 combined with a 3.6 percent increase from $92.21 to $95.49 in net patient revenue per visit.

    -- Earnings were $0.13 per diluted share for the first quarter 2004 as compared to $0.15 for the same prior year period. Net income for the first quarter 2004 was $1.5 million versus $1.8 million for the same period last year.

    -- Clinic operating costs increased to 74.2 percent of net revenues compared to 71 percent as average visits per day per clinic were 18.7 this quarter as compared to 20.5 in the first quarter last year.

    -- Corporate office cost as a percentage of net revenue was 12.8 percent for the first quarter 2004 compared to 12.7 percent for the same prior year period.

    -- Same store visits for all clinics open for one year or more were up approximately 1 percent. The net rate per visit for those clinics increased approximately 3 percent such that same store revenues increased 4 percent.

    Roy Spradlin, U.S. Physical Therapy's Chief Executive Officer, stated, "Expected standards have been reinforced with our clinics and a facilities ranking system has been put in place utilizing key metrics. Average daily visits per clinic, which had declined over several quarters, appears to have bottomed out and was flat in the first quarter as compared to the fourth quarter. Patient cancellation and no show rates have been reduced. We have seen a positive response to several new marketing programs designed to increase referrals and patient visits. This year, from January to March, we experienced a 17% increase in average daily visits as compared to an 8% increase in the comparable three month period in 2003. We must maintain this momentum."
    Mr. Spradlin went on to say that "Corporate cost as a percentage of revenue declined in the first quarter to 12.8% of revenue from 13.6% in the fourth quarter. There is still work to be done on getting clinic operating costs down, which will be a significant focus of our management team. A staff-to-volume plan is being implemented. Also we expect 8 to 12 new clinic openings in the second quarter and continue to project 45 to 50 new facilities for the year."
    Larry McAfee, Chief Financial Officer, noted "Cash and investments grew in the first quarter by 10 percent from year end 2003 and as of March 31, 2004 stood at $18.4 million or approximately $1.50 per diluted share. Our current cash balance plus cash flow from operations should be more than sufficient to fund all new clinic development this year."
    U.S. Physical Therapy's management will host a conference call at 10:30 am Eastern Time, 9:30 am Central Time on Thursday, April 29th to discuss the Company's first quarter 2004 results. Interested parties may participate in the call by dialing 888-694-4676 or 973-935-8511 approximately 10 minutes before the call is scheduled to begin. To listen to the live call via web-cast, go to the Company's website at www.usph.com at least 15 minutes early to register, download and install any necessary audio software. The conference call will also be archived and can be accessed for approximately 90 days after the conference call at this website.

    Forward-Looking Statements

    This press release contains forward-looking statements (often using words such as "believes," "expects," "intends," "plans," "appear," "should" and similar words), which involve numerous risks and uncertainties. Included among such statements are those relating to opening of new clinics, availability of personnel and reimbursement environment. The forward-looking statements are based on the Company's current views and assumptions and the Company's actual results could differ materially from those anticipated in such forward-looking statements as a result of certain risks, uncertainties, and factors, which include, but are not limited to:

    --  revenue and earnings expectations;

    --  general economic, business, and regulatory conditions;

    --  competition;

    --  federal and state regulations;

    --  acquisitions;

    -- reimbursement rates from third party payors and deductibles and co-pays by patients;

    --  availability, terms, and use of capital;

    -- availability of qualified physical and occupational therapists; and

    --  weather.

    Given these uncertainties, you should not place undue reliance on our forward-looking statements. Please see our other periodic reports filed with the Securities and Exchange Commission for more information on these factors. Management undertakes no obligation to update any forward-looking statement, whether as the result of actual results, changes in assumptions, new information, future events, or otherwise.

    About U.S. Physical Therapy, Inc.

    Founded in 1990, U.S. Physical Therapy, Inc. operates 244 outpatient physical and occupational therapy clinics in 35 states and manages five physical therapy facilities for third parties. The Company's clinics provide post-operative care for a variety of orthopedic-related disorders and sports-related injuries, treatment for neurologically-related injuries, rehabilitation of injured workers and preventative care. Named for three consecutive years in Forbes Magazine's Best 200 Small Companies List, U.S. Physical Therapy is included on the Russell 2000 and Russell 3000 Indexes.
    More information about U.S. Physical Therapy, Inc. is available at www.usph.com. The information included on that website is not incorporated into this press release.

    (See Attached Tables)



             U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF OPERATIONS
                 (In thousands, except per share data)

                                              Three Months Ended
                                                  March 31,
                                        ------------------------------
                                            2004            2003
                                        -------------- ---------------
                                                 (unaudited)
Net patient revenues                          $27,715         $24,483
Management contract revenues                      566             477
Other revenues                                     36              46
                                        -------------- ---------------
Net revenues                                   28,317          25,006

Clinic operating costs:
  Salaries and related costs                   14,619          12,274
  Rent, clinic supplies and other               6,002           5,141
  Provision for doubtful accounts                 397             338
                                        -------------- ---------------
                                               21,018          17,753

Corporate office costs                          3,623           3,178
                                        -------------- ---------------

Operating income                                3,676           4,075

Interest expense                                   36              46
Minority interests in subsidiary limited
 partnerships                                   1,182           1,145
                                        -------------- ---------------

Income before income taxes                      2,458           2,884
Provision for income taxes                        926           1,097
                                        -------------- ---------------

Net income                                     $1,532          $1,787
                                        ============== ===============

Basic earnings per common share
 (Note 1)                                       $0.13           $0.16
                                        ============== ===============
Diluted earnings per common share
 (Note 1)                                       $0.13           $0.15
                                        ============== ===============


             U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
                    CONSOLIDATED EARNINGS PER SHARE
                 (In thousands, except per share data)

Note 1: The following table sets forth the computation of basic and diluted earnings per share:

                                              Three Months Ended
                                                  March 31,
                                        ------------------------------
                                            2004            2003
                                        -------------- ---------------
                                                 (unaudited)
Numerator:
  Net income                                   $1,532          $1,787
                                        -------------- ---------------
  Numerator for basic earnings per share        1,532           1,787
  Effect of dilutive securities:
  Interest on convertible subordinated
   notes payable                                   23              31
                                        -------------- ---------------
  Numerator for diluted earnings per
   share --- income available to common
   stockholders after assumed
   conversions                                 $1,555          $1,818
                                        ============== ===============
Denominator:
  Denominator for basic earnings per
   share --- weighted-average shares           11,472          10,907
  Effect of dilutive securities:
  Stock options                                   368             824
  Convertible subordinated notes payable          524             700
                                        -------------- ---------------
  Dilutive potential common shares                892           1,524
                                        -------------- ---------------
  Denominator for diluted earnings per
   share --- adjusted weighted-average
   shares and assumed conversions              12,364          12,431
                                        ============== ===============

  Basic earnings per common share               $0.13           $0.16
                                        ============== ===============
  Diluted earnings per common share             $0.13           $0.15
                                        ============== ===============


             U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
                      CONSOLIDATED BALANCE SHEETS
                   (IN THOUSANDS, EXCEPT SHARE DATA)

                                          March 31,     December 31,
                                            2004            2003
                                        -------------- ---------------
ASSETS
Current assets:
  Cash and cash equivalents                   $18,439         $16,822
  Patient accounts receivable, less
   allowance for doubtful accounts of
   $3,339 and $3,456, respectively             15,790          14,135
  Accounts receivable -- other                    356             266
  Other current assets                          1,546           1,802
                                        -------------- ---------------
          Total current assets                 36,131          33,025
Fixed assets:
  Furniture and equipment                      20,990          20,598
  Leasehold improvements                       10,900          10,760
                                        -------------- ---------------
                                               31,890          31,358
  Less accumulated depreciation and
   amortization                                20,402          19,550
                                        -------------- ---------------
                                               11,488          11,808
Goodwill, net of amortization of $335           5,685           5,685
Other assets, net of amortization of
 $432                                           2,011           1,955
                                        -------------- ---------------
                                              $55,315         $52,473
                                        ============== ===============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable -- trade                      $631            $498
  Accrued expenses                              3,429           2,549
  Notes payable                                    37              39
  Convertible subordinated notes payable        1,666           2,333
                                        -------------- ---------------
          Total current liabilities             5,763           5,419
Notes payable -- long-term portion                 83              83
Other long-term liabilities                       439             346
                                        -------------- ---------------
          Total liabilities                     6,285           5,848
Minority interests in subsidiary limited
 partnerships                                   3,458           3,278
Commitments and contingencies
Shareholders' equity:
  Preferred stock, $.01 par value,
   500,000 shares authorized, no
   shares issued and outstanding                   --              --
  Common stock, $.01 par value,
   20,000,000 shares authorized,
   12,443,514 and 12,242,577 shares
   issued at March 31, 2004 and
   December 31, 2003, respectively                124             122
  Additional paid-in capital                   27,499          26,808
  Retained earnings                            30,471          28,939
  Treasury stock at cost, 947,100
   shares held at March 31, 2004 and
   December 31, 2003                          (12,522)        (12,522)
                                        -------------- ---------------
          Total shareholders' equity           45,572          43,347
                                        -------------- ---------------
                                              $55,315         $52,473
                                        ============== ===============


             U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (In thousands)

                                              Three Months Ended
                                                  March 31,
                                        ------------------------------
                                            2004            2003
                                        -------------- ---------------
Operating activities
  Net income                                   $1,532          $1,787
  Depreciation and amortization                   905             841
  Minority interest in earnings                 1,182           1,145
  Provision for doubtful accounts                 397             338
  Tax benefit from exercise of options             23             171
  Deferred income taxes                           226              --
  Other                                             3             (34)
  Changes in working capital                   (1,064)            288
                                        -------------- ---------------
      Net cash provided by operating
       activities                               3,204           4,536

Investing activities
  Purchase of fixed assets                       (591)         (1,470)
  Other                                             3             129
                                        -------------- ---------------
     Net cash used in investing
      activities                                 (588)         (1,341)

Financing activities
  Payment of notes payable                         --              (1)
  Repurchase of common stock                       --             (20)
  Proceeds from exercise of stock
   options                                          3             202
  Distributions to minority investors          (1,002)           (852)
                                        -------------- ---------------
     Net cash used in financing
      activities                                 (999)           (671)

         Change in cash and cash
          equivalents                          $1,617          $2,524
                                        ============== ===============

Note 2: Certain prior period amounts have been reclassified for comparison purposes.


    CONTACT: U.S. Physical Therapy, Inc., Houston
             Roy W. Spradlin or Larry McAfee, 713-297-7000 or
             Investors Relations:
             DRG&E
             Jack Lascar, 713-529-6600